UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2010 (June 11, 2010)

CHINA TRANSINFO TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
(Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 11, 2010, China TransInfo Technology Corp. (the "Company") held the 2010 Annual Meeting of Stockholders of the Company (the "Annual Meeting") in Beijing. At the Annual Meeting, among others, stockholders of the Company elected Xingming Zhang to the Company’s Board of Directors (the "Board"). At the same time, Mr. Dongyuan Yang did not stand for re-election to the Board due to personal reasons which are not in connection with any disagreement with the Company. For more information about the election of the directors of the Company, see the Company’s proxy statement filed with the Securities and Exchange Commission on May 10, 2010, the relevant portions of which are incorporated herein by reference.

On June 11, 2010, the Board has determined that Mr. Zhang is an "independent director" as defined by Rule 5605(a)(2) of Listing Rules of The Nasdaq Stock Market, Inc.

On June 14, 2010, the Company entered into the Independent Director Contract and Indemnification Agreement with Mr. Zhang. Under the terms of the Independent Director Contract, the Company agreed to pay Mr. Zhang an annual fee of RMB 60,000 (approximately $8,785), as compensation for the services to be provided by Mr. Zhang as a director of the Company. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Zhang against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by Mr. Zhang in connection with any proceeding if Mr. Zhang acted in good faith and in the best interests of the Company.

The Company also entered into a Stock Option Agreement under the Company's 2009 Equity Incentive Plan with Mr. Zhang. Under the terms of the Stock Option Agreement, the Company agreed to grant a stock option to Mr. Zhang for the purchase of 30,000 shares of common stock of the Company at an exercise price of $6.03. The options will vest in equal installments on a quarterly basis over a three-year period.

The foregoing summary of the material terms and conditions of the Independent Director Contract, the Indemnification Agreement and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Independent Director Contract, the Indemnification Agreement and the Stock Option Agreement attached to this report as Exhibits 10.1 through 10.3.

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting, there were 25,245,069 shares of common stock entitled to be voted, and 21,739,034 shares present in person or by proxy. For more information about the following proposals, see the Company’s proxy statement dated May 10, 2010, the relevant portions of which are incorporated herein by reference. A copy of the press release announcing the results of the Annual Meeting is attached to this report as Exhibit 99.1.

Two items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1. Election of Directors:

Stockholders elected all of the Company’s nominees for Directors for one-year terms expiring on the date of the Annual Meeting in 2011.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes

Shudong Xia	17,394,839	902,889	16,614	3,424,692
Danxia Huang	17,396,951	900,777	16,614	3,424,692
Jay Trien	16,575,785	1,706,943	31,614	3,424,692
Zhongsu Chen	16,594,865	1,708,343	11,134	3,424,692
Dan Liu	16,587,385	1,710,343	16,614	3,424,692
Brandon Ho-Ping Lin	16,771,723	1,526,485	16,134	3,424,692
Xingming Zhang	18,287,025	11,183	16,134	3,424,692

2. Ratification of the appointment of BDO China Li Xin Da Hua CPAs Co., Ltd as the Company’s independent registered public accounting firm for 2010.

Stockholders ratified the appointment of BDO China Li Xin Da Hua CPAs Co., Ltd as the Company’s independent registered public accounting firm for fiscal year 2010.

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
21,659,801	35,155	44,078	0

Item 9.01.         Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description
10.1	China TransInfo Technology Corp. Independent Director Contract, dated as of June 14, 2010, by and between China TransInfo Technology Corp. and Xingming Zhang.
10.2	Indemnification Agreement, dated as of June 14, 2010, by and between China TransInfo Technology Corp. and Xingming Zhang.
10.3	China TransInfo Technology Corp. Stock Option Agreement, dated as of June 14, 2010, by and between China TransInfo Technology Corp. and Xingming Zhang
99.1	Press Release dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: June 17, 2010

/s/ Shudong Xia
Name:  Shudong Xia
Title:    Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	China TransInfo Technology Corp. Independent Director Contract, dated as of June 14, 2010, by and between China TransInfo Technology Corp. and Xingming Zhang.
10.2	Indemnification Agreement, dated as of June 14, 2010, by and between China TransInfo Technology Corp. and Xingming Zhang.
10.3	China TransInfo Technology Corp. Stock Option Agreement, dated as of June 14, 2010, by and between China TransInfo Technology Corp. and Xingming Zhang
99.1	Press Release dated June 17, 2010